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                                                                      EXHIBIT 21


                        SUBSIDIARIES OF THE COMPANY


       Name of Subsidiary                        State of Incorporation
       ------------------                        ----------------------

       The Bank of Fitzgerald                            Georgia
       Ashburn Bank                                      Georgia
       The Bank of Dodge County                          Georgia
       Bank of Worth                                     Georgia
       Community Bank of Wilcox                          Georgia
       Colony Bank Southeast                             Georgia
       Colony Management Services, Inc.                  Georgia